Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Proxy Statement/Prospectus.

Description of the Business Combination

On January 31, 2022, APHC entered into the Merger Agreement with MariaDB, Irish Holdco, and Merger Sub, a wholly owned subsidiary of Irish Holdco. Concurrently with the execution of the Merger Agreement, APHC and Irish Holdco entered into subscription agreements with the PIPE Investors pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Irish Holdco agreed to issue and sell to the PIPE Investors, in a private placement an aggregate amount of 1,915,790 Combined Company Ordinary Shares at the closing of the Business Combination in exchange for an aggregate purchase price of $18.2 million as set forth in the subscription agreements.

On December 16, 2022, pursuant to the Merger Agreement, the Domestication Merger and the Merger were consummated. In addition, the PIPE Investment was completed.

In connection with the Domestication Merger:

(i)

each APHC Ordinary Share issued and outstanding immediately prior to the effective time of the Domestication Merger was canceled and converted into the right to receive one Combined Company Ordinary Share; and

(ii)	each issued and outstanding APHC Warrant to purchase APHC Class A Ordinary Shares was adjusted to become warrants to acquire an equal number of Combined Company Ordinary Shares.

In connection with the Merger:

(i)

each MariaDB Preferred Share issued and outstanding prior to the effective time of the Merger was converted into common shares of MariaDB in accordance with MariaDB’s articles of association and shareholders’ agreement;

(ii)	then each MariaDB Ordinary Share issued and outstanding was canceled and converted into the right to receive a number of Combined Company Ordinary Shares equal to the Exchange Ratio; and

(iii)

each equity MariaDB Equity Award as of immediately prior to the effective time of the Merger was converted into an equity award to be settled in Combined Company Ordinary Shares on generally the same terms and conditions as were applicable to such MariaDB Equity Award immediately prior to the effective time of the Merger, equal to the product of (i) the number of MariaDB Ordinary Shares subject to such MariaDB Equity Award and (ii) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such MariaDB Equity Award divided by (y) the Exchange Ratio.

Accounting Treatment of the Business Combination

The Business Combination is being accounted for as a reverse recapitalization in accordance with U.S. GAAP. APHC has been determined to be the acquired company based on evaluation of the following facts and circumstances:

•	MariaDB comprising the ongoing operations of the Combined Company;

•	MariaDB’s senior management comprising the senior management of the Combined Company; and

•	The MariaDB Shareholders controlling the board of directors or having a majority of the voting power of the Combined Company.

Under this method of accounting, APHC is being treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company after the closing of the Merger represents a continuation of the financial statements of MariaDB, with the Business Combination treated as the equivalent of Irish Holdco issuing shares for the net assets of APHC, accompanied by a recapitalization. The net assets of APHC are stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

Prior to the Business Combination, APHC and MariaDB had different fiscal years. APHC’s fiscal year ended on December 31, whereas MariaDB’s fiscal year ended on September 30. The Combined Company’s fiscal year ends on September 30. In addition, prior to the Business Combination, Irish Holdco was a wholly owned subsidiary of APHC, and its financial information has been included in APHC’s consolidated financial statements.

The following unaudited pro forma combined balance sheet as of September 30, 2022 combines the historical balance sheet of APHC as of September 30, 2022 with the historical balance sheet of MariaDB as of September 30, 2022 on a pro forma basis as if the Business Combination had been consummated on September 30, 2022.

The unaudited pro forma combined statement of operations for the year ended September 30, 2022 combine the historical unaudited statement of operations of APHC for the nine months ended September 30, 2022 and the historical statement of operations for the three months ended December 31, 2021, and the historical audited statement of operations of MariaDB for the year ended September 30, 2022 on a pro forma basis as if the Business Combination had been consummated on October 1, 2021.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the what the Combined Company’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations of the Combined Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus, Exhibit 99.1 of the Current Report on Form 8-K of which the unaudited pro forma combined financial information is a part, or APHC’s Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of APHC for the period from January 18, 2021 (inception) through December 31, 2021 and the related notes;

•	the historical unaudited financial statements of APHC as of September 30, 2021 and for the period from January 18, 2021 (inception) through September 30, 2021 and the related notes;

•	the historical unaudited financial statements of APHC as of and for the nine months ended September 30, 2022 and the related notes;

•	the historical audited consolidated financial statements of MariaDB as of and for the year ended September 30, 2022 and the related notes; and

•

other information relating to APHC and MariaDB included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof and related transactions set forth under the sections titled “The Business Combination Agreement and Related Agreements” and “The Business Combination.”

The unaudited pro forma combined financial information also should be read together with the section titled “APHC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus and “MariaDB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 of the Current Report on Form 8-K of which the unaudited pro forma combined financial information is a part.

The unaudited pro forma combined financial information has been prepared considering:

•	approval of the Business Combination by MariaDB shareholders on October 26, 2022 and APHC Shareholders on November 22, 2022;

•

actual total redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, at an assumed redemption price approximating $10.07 per share as of September 30, 2022. As of the actual redemption date on December 19, 2022, the redemption price was $10.13; and

•	waiver by MariaDB of (i) the Minimum Cash Condition and (ii) the $15 Million Condition of the Merger Agreement, in connection with completion of the Merger.

The following summarizes the number of the Combined Company Ordinary Shares outstanding after giving effect to the redemption of APHC Class A Ordinary Shares in connection with the closing of the Merger on December 16, 2022:

	Number of Shares	% of Ownership
MariaDB Sellers (continuing shareholders) (1)	57,670,607	86.7%
Sponsors (co-founders) (2)	4,857,870	7.3%
Sponsors (other)	1,780,000	2.7%
PIPE Investors (3)	1,915,790	2.9%
APHC public shareholders	258,925	0.4%

	66,483,192	100.0%

(1)

Based on the issuance of the Aggregate Merger Consideration of 57,670,607 Combined Company Ordinary Shares, in connection with completion of the Merger, excluding 5,136,482 Combined Company Ordinary Shares set aside for the vested MariaDB Equity Awards not yet exercised.

(2)

Excludes the APHC Private Warrants sold in connection with the APHC IPO and as part of the Private Placement. These securities were divided equally and distributed to each co-founder respectively in connection with completion of the Business Combination.

(3)	Pursuant to the Subscription Agreements for the PIPE Investment, Combined Company Ordinary Shares valued at $10.00 per share were issued at a price of $9.50 per share to PIPE Investors.

The following unaudited pro forma combined balance sheet as of September 30, 2022 and the unaudited pro forma combined statements of operations for the year ended September 30, 2022 are based on the historical unaudited and audited financial statements of MariaDB and APHC. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual facts may differ materially from the information currently available, assumptions, and estimates used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	Historical Financials
	APHC (As of September 30, 2022)	MariaDB (As of September 30, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$128	$4,756	$267,379	A	$1,605
			(13,358)	B
			(9,359)	C
			(3,224)	E
			(264,772)	M
			18,200	J
			(379)	G
			2,734	H
			(500)	I
Short-term investments	—	25,999	—		25,999
Accounts receivable, net	—	12,154	—		12,154
Prepaids and other current assets	264	15,806	(7,163)	E	8,907

Total current assets	392	58,715	(10,442)		48,665
Property and equipment, net	—	708	—		708
Goodwill	—	7,535	—		7,535
Intangible assets, net	—	1,120	—		1,120
Operating lease right-of-use assets	—	890	—		890
Other noncurrent assets	—	1,006	—		1,006
Cash and marketable securities held in Trust Account	267,379	—	(267,379)	A	—

Total assets	$267,771	$69,974	$(277,821)		$59,924
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$—	$3,267	$189	D	$3,456
Accrued expenses	—	8,902	(406)	B	7,085
			(1,271)	C
			(1,411)	E
			1,271	D
Operating lease liabilities	—	496	—		496
Long-term debt, current	—	122	—		122
Deferred revenue	—	26,236	—		26,236
Accounts payable and accrued expenses	1,460	—	(1,460)	D	—
Note payable – related party	150	—	—		150

Total current liabilities	1,610	39,023	(3,088)		37,545
Long-term debt, net of current	—	14,622	—		14,622
Operating lease liabilities, net of current	—	433	—		433
Deferred revenue, net of current	—	5,321	—		5,321
Warrant liabilities	4,333	1,749	(335)	G	4,812
			(935)	H

Total liabilities	5,943	61,148	(4,358)		62,733
Commitments and contingencies
Ordinary Shares subject to possible redemption (APHC)	267,379	—	(264,772)	M	—
			(2,607)	L
Convertible preferred shares (MariaDB)	—	206,969	(206,969)	K	—
Stockholders’ equity (deficit):
Common share, par value of $0 per share (MariaDB)	—	—	—		—
Ordinary Stock of Combined Company, par value of $0.01 per share	—	—	69	L	664
			5	H
			19	J
			571	K
Class A Ordinary Shares (APHC)	—	—	—		—
Class B Ordinary Shares (APHC)	1	—	(1)	L	—
Additional paid-in-capital	7,140	11,482	206,398	K	227,575
			(8,976)	E
			(12,692)	F
			3,503	H
			18,181	J
			2,539	L
Accumulated deficit	(12,692)	(200,320)	161	H	(221,743)
			(500)	I
			12,692	F
			(12,952)	B
			(8,088)	C
			(44)	G
Accumulated other comprehensive income (loss)	—	(9,305)	—		(9,305)

Total stockholders’ equity (deficit)	(5,551)	(198,143)	200,885		(2,809)
Total liabilities, convertible preferred shares and stockholders’ equity (deficit)	$267,771	$69,974	$(277,821)		$59,924

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	Historical Financials
	APHC (For the twelve months ended September 30, 2022)	MariaDB (For the twelve months ended September 30, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Subscription	$—	$38,451	$—		$38,451
Services	—	5,234	—		5,234

Total revenue	—	43,685	—		43,685
Cost of revenue:
Subscription	—	6,595	—		6,595
Services	—	6,966	—		6,966

Total cost of revenue	—	13,561	—		13,561

Gross profit	—	30,124	—		30,124
Operating expenses:
Research and development	—	35,416			35,416
Sales and marketing	—	27,938			27,938
General and administrative	—	15,161	500	AA	39,122
			12,952	CC
			8,088	DD
			2,421	EE
Formation costs and other operating expenses	2,421	—	(2,421)	EE	—

Total operating expenses	2,421	78,515	21,540		102,476

Income (loss) from operations	(2,421)	(48,391)	(21,540)		(72,352)
Other (expense) income:
Interest expense	—	(1,608)	—		(1,608)
Interest income	1,860	—	(1,860)	BB	—
Change in fair value of warrant liabilities	8,508	(5,712)	—		2,796
Settlement of deferred underwriters payable	302	—	—		302
Other income (expense), net	—	7,141	161	FF	7,258
			(44)	GG

Income (Loss) before income tax expense	8,249	(48,570)	(23,283)		(63,604)
Income tax benefit (expense)	—	(81)	4,804	HH	4,723

Net Income (Loss)	$8,249	$(48,651)	$(18,479)		$(58,881)

Net loss per share attributable to common shares – basic and diluted	—	$(0.83)			$(0.89)
Weighted-average shares outstanding – basic and diluted	—	58,801,357			66,483,192
Weighted average shares outstanding of Class A redeemable ordinary shares, basic and diluted	26,551,482
Basic and diluted net income per ordinary share of Class A redeemable shares	$0.31
Weighted average shares outstanding of Class B non-redeemable ordinary shares, basic and diluted	6,637,870
Basic and diluted net income per share of Class B non-redeemable ordinary shares	$1.24

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma balance sheet as of September 30, 2022 are as follows:

(A)

Reflects the reclassification of $267.4 million cash and cash equivalents held in the Trust Account that potentially became available for transaction consideration, transaction expenses, underwriting commission, and operating activities of MariaDB following the Merger.

(B)

Represents transaction cost incurred by MariaDB of $13.4 million inclusive of advisory, banking, printing, legal, director and officer insurance, and accounting fees that are paid in connection with the Business Combination. The unaudited pro forma combined balance sheet reflects a cost of $13.4 million as a reduction of cash, with $0.4 million having been accrued, but unpaid as of the pro forma balance sheet date. Transaction cost expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations discussed in note (CC) below. These costs are exclusive of equity issuance costs associated with the Business Combination incurred directly in connection with effecting the transaction as discussed in note (E) below.

(C)

Reflects estimated transaction cost incurred by APHC of $9.4 million, inclusive of legal and advisory fees that are expensed and paid in connection with the Business Combination, with approximately $1.3 million having been accrued as of the pro forma balance sheet date. Expensed costs are exclusive of $0.3 million of equity issuance costs associated with the PIPE Investment, included in note (E) below. Expensed costs are shown in accumulated deficit and included in note (DD) below.

(D)	Reflects a mapping adjustment to classify accrued expenses and accounts payable to align with MariaDB accounting policy.

(E)

Reflects cash payments for offering costs of approximately $3.2 million inclusive of legal, tax, registration fees, and accounting fees, incurred in connection with the Business Combination, of which $1.4 million was accrued on the balance sheet, and deferred as a prepaid cost as of September 30, 2022. In addition, other previously paid cash costs were deferred in prepaids and other current assets. Equity issuance costs are recorded as reductions in additional paid-in-capital, and accordingly, were reclassified on the pro forma balance sheet.

(F)	Reflects the reclassification of APHC historical accumulated deficit.

(G)

The adjustment reflects the cash outlay and the resulting loss on the cash settlement of warrants issued to EIB in 2017 (“2017 Series C Warrants”) at the closing of the Merger. Refer to note (GG) below.

(H)

Reflects the exercising of 2,365,078 series C warrants issued in June 2020 (“2020 Series C Warrants”) in connection with the Business Combination and subsequently converted into Combined Company Ordinary Shares, in addition to the cancelation of 493,065 2020 Series C Warrants in connection with the closing of the Business Combination.

(I)

Reflects the cash payment of non-recurring bonuses to certain MariaDB employees in connection with the Business Combination. These bonuses are expensed through accumulated deficit included in the unaudited pro forma statement of operations discussed in note (AA) below.

(J)	Represents the proceeds from the private placement of 1,915,790 Combined Company Ordinary Shares at $9.50 per share pursuant to the PIPE Investment.

(K)

Reflects the conversion of MariaDB Series A Preferred Shares, MariaDB Series B Preferred Shares, MariaDB Series C Preferred Shares, and MariaDB Series D Preferred Shares, MariaDB Ordinary Shares, and shares issued to the sellers of CubeWerx and Sector 42 in connection with its acquisition, into Combined Company Ordinary Shares at par value of $.01. The adjustment does not include the 2020 Series C Warrants in note (H).

(L)

Reflects the conversion of 258,925 APHC Class A Ordinary Shares outstanding and subject to possible redemption and 6,637,870 of APHC Class B Ordinary Shares outstanding into Combined Company Ordinary Shares in connection with the Business Combination.

(M)

Reflects the actual redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, for an aggregate redemption payment of $264.8 million at a redemption price of $10.07 per share based on a pro forma redemption date of September 30, 2022. As of the actual redemption date of December 16, 2022, the redemption price was $10.13 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma combined statement of operations for the year ended September 30, 2022:

(AA)	Reflects $0.5 million of non-recurring bonus expense related to the payment of bonuses to certain MariaDB employees in connection with the Business Combination. This is a non-recurring item.

(BB)	Reflects the elimination of investment income related to the marketable securities held in the Trust Account. This is a non-recurring item.

(CC)

Reflects the total transaction costs associated with MariaDB, which are reflected as if incurred on October 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations. This is a non-recurring item.

(DD)

Reflects the total transaction costs associated with APHC, which are reflected as if incurred on October 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations. This is a non-recurring item.

(EE)	Reflects a mapping adjustment to classify formation costs and other operating expenses to general and administrative expenses to align with MariaDB accounting policy. This is a non-recurring item.

(FF)	Reflects the gain resulting from the 493,065 2020 Series C Warrants canceled in connection with the closing of the Business Combination as discussed in note (H). This is a non-recurring item.

(GG)	Reflects the loss on the additional cash settlement remitted in connection with the settlement of the remaining EIB 2017 Series C Warrants as discussed in note (G). This is a non-recurring item.

(HH)

Represents an adjustment to record the income tax impact of MariaDB’s income statement activity at a statutory rate of 20% assuming a Finnish taxes rate would apply after the Business Combination. The income tax impacts associated with APHC activity was applied at the U.S. federal statutory rate of 21%.

Loss per Share of the Combined Company

Represents the net loss per share of the Combined Company calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since October 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information has been prepared assuming actual total redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, for cash equal to their pro rata share of the aggregate amount on deposit in APHC’s Trust Account for the year ended September 30, 2022.

Year Ended September 30, 2022
Pro forma net loss attributable to common shareholders	$(58,881)
Pro Forma weighted average shares calculation, basic and diluted
MariaDB Equity Holders (continuing shareholders) (1)	57,670,607
Sponsors (Co-founders)	4,857,870
Sponsors (Other)	1,780,000
PIPE Investors	1,915,790
APHC public shareholders	258,925

Pro forma weighted average shares outstanding—basic and diluted	66,483,192

Net loss per share—basic and diluted	$(0.89)

(1)

Based on the issuance of the Aggregate Merger Consideration of 57,670,607 Combined Company Ordinary Shares, in connection with completion of the Merger, excluding 5,136,482 Combined Company Ordinary Shares set aside for the vested MariaDB Equity Awards not yet exercised.